Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 15 to File No. 333-123998; Amendment No. 13 to File No. 811-21749) of CRM Mutual Fund Trust of our report dated August 26, 2009, included in the 2009 Annual Report to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
October 26, 2009